                                                                   EXHIBIT 99.B1


                            ARTICLES OF INCORPORATION
                                       OF
                          BANK AND INSURANCE FUND, INC.



      BANK AND INSURANCE FUND, INC., a Maryland corporation (hereinafter called "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST: The name of the corporation (which is hereinafter called the "Corporation") is: Bank and Insurance Fund, Inc.

      SECOND: The address of the principal office of the Corporation in the State of Maryland is 4520 East West Highway, Suite 540, Bethesda, Maryland 20814-3319

      THIRD:  The purposes for which the Corporation is formed are as follows:

      (i) To act as a diversified open-end investment company to be registered as such with the Securities and Exchange Commission pursuant to the Investment Company Act of 1940, and

      (ii) To carry on any business activity permitted by the Maryland General Corporation Law which may be deemed desirable by the Board of Directors of the Corporation, whether or not identical with or related to the business described in the foregoing paragraph of this Article; as well as all activities and things necessary and incidental thereto, to the full extent of such laws.

      FOURTH: The total number of shares of stock of which the Corporation has authority to issue is one-hundred million (100,000,000) shares of the par value of One tenth of One Cent ($.001) and of the aggregate par value of one hundred thousand ($100,000). Each share of capital stock of the Corporation shall consist of Common Stock that shall have identical voting, dividend, liquidation and other Rights.

      FIFTH: The number of directors of the Corporation shall be one and the name of the founding director and who will serve as such director until the election of directors next succeeding his election and until his successors are duly chosen and qualified is as follows:


Robert B. Bowes


The By-Laws of the Corporation may fix the number of directors at a number greater or less than that named in these Articles of Incorporation and may authorize the Board of Directors, by the vote of a majority of the entire Board of Directors, to increase or decrease the number of directors fixed by these Articles of Incorporation or by the By-Laws within the limits specified from time to time in the By-Laws, provided that in no case shall the number of directors be less than one nor greater than nine, and to fill the vacancies created by any such increase in the number of directors. Unless otherwise provided by the By-Laws of the Corporation, the directors of the Corporation need not be stockholders therein.

      SIXTH: The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation and of the directors and stockholders:

            (a) The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of its stock, whether now or hereafter authorized for such consideration as the Board of Directors may deem advisable.

            (b) The Board of Directors of the Corporation shall be authorized, from time to time, to classify or to reclassify any unissued shares of stock of the Corporation by setting or changing in any one or more respects the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms and conditions of redemption of such shares of stock pursuant to such classification or reclassification to increase or decrease the number of authorized shares of any class. Without limiting the generality of the foregoing, the dividends and distribution of investment income and capital gains with respect to the stock of the Corporation shall be in such amount as may be declared from time to time by the Board of Directors, and such dividends and distribution may vary to such extent and for such purposes as the Board of Directors may deem appropriate, including but not limited to, the purpose of complying with the requirements of regulatory or legislative authorities. The shares of stock shall at all times be divided into shares having a par value of $.001.

            (c) The Board of Directors of this Corporation is hereby empowered to authorize the issuance from time to time of fractional shares of stock of this Corporation, whether now or hereafter authorized. Any fractional shares so issued shall entitle the holders thereof to exercise voting rights, receive dividends and participate in the distribution of assets of the Corporation in the event of liquidation or dissolution to the extent of their proportionate interest represented by such fractional shares.

            (d) Except to the extent otherwise prohibited by applicable law, the Corporation may enter into any management or investment advisory contract or underwriting contract or any other type of contract with, and may otherwise engage in any transaction or do business with, any person, firm or corporation or any subsidiary or other affiliate of any such person, firm or corporation and may authorize such person, firm or corporation or such subsidiary or other affiliate to enter into any other contracts or arrangements with any other person, firm or corporation which relate to the Corporation or the conduct of its business, notwithstanding that any directors or officers of the Corporation are or may subsequently become partners, directors, officers, stockholders or employees of such person, firm or corporation or of such subsidiary or other affiliate or may have a material financial interests in any such contract, transaction or business; and except to the extent otherwise provided by applicable law, no such contract or transaction or business shall be invalidated or voidable or in any way affected thereby nor shall any such directors or officers of the corporation be liable to the Corporation or to any stockholder or creditor thereof or to any other person for any loss incurred solely because of the entering into and performance of such contracts or the engaging of such transaction or business or the existence of such material financial interests therein, provided that such relationship to such person, firm or corporation or said subsidiary or affiliate or such material financial interest was disclosed or otherwise known to the Board of Directors prior to the Corporation's entering into such contract or engaging in such transaction or business and in the case of directors of the Corporation that any requirements of the Maryland General Corporation Law have been satisfied; and provided further that nothing herein shall protect any director or officer of the Corporation from liability to the Corporation or its security holders to which he would be otherwise subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of this office.

            (e) The method of computing the "net asset value" of each share of stock of the Corporation shall be determined by or pursuant to the direction of the Board of Directors of the Corporation; and subject to the authority of the Board of Directors to change the method of such computation. The net asset value referred to in the preceding sentence shall be computed as follows:

      The net asset value per share is determined on a daily basis, by dividing the value of the Corporation's portfolio securities plus all cash and other assets (including dividends accrued but not collected) less all liabilities (including accrued expenses but excluding capital and surplus) by the number of shares outstanding. The net asset value per share will be made available for publication.

      Portfolio securities will be valued according to the most recent closing price per share as indicated by the exchange on which the securities trade, National Association of Securities Dealers Automated Quotation System, or National Market System. Portfolio securities in which there were no transactions on the valuation date will be valued by taking the mean between the latest "bid" and "asked" prices. Securities for which quotations are not readily available and other assets will be valued at fair value as determined in good faith by the Board of Directors. Not withstanding the above, Short Term Debt Securities with maturities of 60 days or less are valued at amortized cost. The Board of Directors is empowered in its absolute discretion to establish other methods of determining the net asset value of the shares of stock whenever such methods are deemed by it to be necessary or desirable in order (a) to enable the Corporation to comply with any provision of the Investment Company Act of 1940, or any rule or regulation thereunder, or (b) to more fairly and accurately reflect the net asset value for such shares of stock.

            (f) Any determination made in good faith and, so far as accounting matters are involved, in accordance with generally accepted accounting principles by or pursuant to the direction of the Board of Directors as to the amount of the assets, debts or obligations or liabilities of the Corporations, as to the amount of any reserves or changes set up and the propriety thereof, as to the time of or purpose for creating such reserves or charges, as to the use, alteration or cancellation of any reserves or charges (whether or not any debt, obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged or shall be then or thereafter required to be paid or discharged), as to the price or closing bid or asked price of any investment owned or held by the Corporation, as to the market value of any investment or fair value of any other asset of the Corporation, as to the number of shares of the Corporation outstanding, as to the ability to liquidate investments in orderly fashion, or as to any other matters relating to the issue, sale, purchase or other acquisition or disposition of investment or shares of the Corporation, shall be final and conclusive and shall be binding upon the Corporation and all holders of its shares, past present and future, and shares of the Corporation are issued and sold on the condition and understanding that any and all such determinations shall be binding as aforesaid.

            (g) Unless otherwise expressly provided in the Articles of Incorporation, on each matter submitted to a vote of the stockholders, each holder of a share of capital stock of the Corporation shall be entitled to one vote for each share standing in such holder's name on the books of the Corporation.,

            (h) The stockholders of the Corporation may remove any director of the Corporation prior to the expiration of his term of office for cause, and not otherwise, by the affirmative vote of a majority to all votes entitled to be cast for the election of the directors.

            (i) The Corporation reserves the right to make, from time to time, any amendments of its Articles of Incorporation which may now or hereafter be authorized by law.

            (j) Except to the extent otherwise specifically provided in the Articles of Incorporation or By-Laws of the Corporation, the Corporation may authorize or take any corporate action (including, but without limitation, any amendments to its Articles of Incorporation) upon the affirmative vote of the holders of a majority of the outstanding shares of stock entitled to vote thereon, notwithstanding any provision of the Maryland General Corporation Law which would otherwise require more than a majority vote of the outstanding shares of stock to authorize or take such action.

              (k)(1) All shares now and hereafter authorized shall be subject to redemption and redeemable at the option of the stockholder pursuant to the applicable provisions of the Investment Company Act of 1940, as amended, and laws of the State of Maryland, including any applicable rules and regulations thereunder. Each holder of shares of capital stock of the Corporation shall be entitled to require the Corporation to redeem all or any part of the shares of capital stock of the Corporation registered in the name of such holder on the books of the Corporation. All shares of capital stock issued by the Corporation shall be subject to redemption by the Corporation, subject to the right of the Board of Directors of the Corporation to suspend the right of redemption of shares of capital stock of the Corporation or postpone the date of payment of such redemption price in accordance with provisions of applicable law. The redemption price of shares of capital stock of the Corporation shall be the net asset value thereof as determined by the Board of Directors of the Corporation from time to time in accordance with the provisions of applicable law. The Board of Directors may establish procedures for redemption of stock.

            (2)(i) The term "Minimum Amount" when used herein shall mean one thousand dollars ($1,000) unless otherwise fixed by the Board of Directors from time to time. The Board of Directors many establish different Minimum Amounts from time to time for holders of stock based on such criteria as the Board of Directors may deem appropriate.

      (ii)If the net asset value of the shares of stock held by a stockholder shall be less than the minimum amount then in effect with respect to the category of holders in which the stockholder is included, the Corporation may redeem all of those shares, upon notice given to the holder in accordance with paragraph (iii) of this subsection (k), to the extent that the Corporation may lawfully effect such redemption under the laws of the State of Maryland.

      (iii)The notice referred to in paragraph (ii) of this subsection (iii) shall be in writing personally delivered or deposited in the mail at least sixty days (or such other time as the Board of Directors may specify from time to time) prior to such redemption. If mailed, notice shall be addressed to the stockholder at his post office address as shown on the books of the Corporation and sent by first class mail, postage prepaid. The price for shares acquired by the Corporation pursuant to this subsection (iii) shall be an amount equal to the net asset value of such shares.

       (iv) Payment by the Corporation for shares of stock of the Corporation surrendered to it for redemption shall be made by the Corporation within seven days of such surrender out of the funds legally available therefor, provided that the Corporation may suspend the right of the stockholders to redeem shares of stock and may postpone the right of those holders to receive payment for any shares when permitted or required to do so by applicable statutes or regulations. Payments of the aggregate price of shares surrendered for redemption may be made in cash or, at the option of the Corporation, wholly or partly in such portfolio securities of the Corporation as the Corporation shall select.

      SEVENTH: The following provision is hereby adopted for the purpose of indemnifying the directors of the Corporation: To the maximum extent permitted by the Maryland General Corporation Law as from time to time amended, but subject to any limitations which may be imposed pursuant to the Investment Company Act of 1940 or any rule or regulation thereunder, the Corporation shall indemnify its currently acting and its former directors, officers and agents and those persons who, at the request of the Corporation, serve and have served another corporation, partnership, joint venture, trust or other enterprise in one or more such capacities.

      EIGHTH: The duration of the Corporation shall be perpetual.

      NINTH: The Corporation's resident agent in the State of Maryland is Robert B. Bowes. The resident agent's address in Maryland is 4520 East West Highway, Suite #540 Bethesda, Maryland 20184.

      IN WITNESS WHEREOF, BANK AND INSURANCE FUND, INC. has caused these articles to be signed in its name and on its behalf by its President and witnessed by its Secretary on November 19, 1997.



                                    By: /s/ THOMAS I. CAROCCI
                                        ---------------------------------
                                          Thomas I. Carocci, Incorporator


Witnessed By:

/s/ ROBERT B. BOWES
----------------------
Robert B. Bowes